Exhibit 10.45

THERAVANCE, INC.

December     , 2010

[Name]

[Address]

[Address]

Dear             :

You hold the outstanding restricted stock unit award(s) listed on Exhibit A granted to you pursuant to the Theravance, Inc. (the “Company) non-employee director compensation program (each, an “RSU” and collectively, the “RSUs”).  To avoid potential adverse tax consequences imposed by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), each RSU is hereby amended as follows:

Change in Control.  For purposes of your RSU, a “Change in Control” shall have the definition set forth in the Company’s 2004 Equity Incentive Plan provided that the transaction or occurrence also constitutes a “change in control event” under Treasury Regulation 1.409A-3(a)(5).

Separation from Service.  For purposes of settlement of your RSU, a termination or cessation of your service shall be construed as a “separation from service” within the meaning of Code Section 409A.  This interpretation is not intended to expand the definition of service to include as a settlement event any event that is not already a settlement event or to narrow the definition of service to eliminate as a settlement event any event that is not already a settlement event, except as necessary to satisfy the requirements of Treasury Regulation 1.409A-3(a)(1).

Interpretation.  Your RSU shall be interpreted to comply with the requirements of Code Section 409A so that your RSUs will not be subject to the additional tax and penalties imposed by Code Section 409A(a)(1).

Each agreement evidencing your outstanding RSUs is hereby amended to reflect the foregoing.

You may indicate your agreement with this amendment of your RSU award(s) by signing and dating the enclosed duplicate original and returning it to me.  This agreement may be executed in two counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument.

Very truly yours,

THERAVANCE, INC.

By:
Title:

I have read and accept this amendment:

[Name]

Dated:

2

Exhibit A
Restricted Stock Unit Awards

Date of Grant	Number of Restricted Stock Units